Castlelake to Provide $200 Million Private Structured Financing Solution to Oportun
to Finance Personal Loan Product

MINNEAPOLIS, Minn. and SAN CARLOS, Calif., October 23, 2023– Castlelake, L.P., a global alternative investment firm specializing in asset-based opportunities and Oportun (Nasdaq: OPRT), a mission-driven fintech, today announced the entry into a new agreement whereby certain of Castlelake funds and affiliates will provide a $200 million private structured financing solution to Oportun. Under the terms of the agreement, Oportun will use the funds to finance the origination of its personal loan products.

The transaction follows a $400 million whole loan flow sale agreement between the two companies, through which Castlelake will acquire personal loan production originated by Oportun over the next 12 months.

“We believe this additional transaction with Castlelake demonstrates sustained strong demand for and confidence in Oportun's personal loan production among institutional investors," said Jonathan Coblentz, Chief Financial Officer of Oportun. “We are pleased to continue building a strategic relationship with Castlelake and together to be helping our members build financial resilience and access to the financial mainstream."

Oportun maintains a diverse set of capital sources including committed warehouse facilities, asset-backed securitizations, corporate-level debt financing, and whole loan sales.

Castlelake is an experienced investor in the consumer credit sector, having both acquired assets and provided asset-based private credit since 2015. The firm has invested more than $4 billion in such opportunities since that time and originated or acquired more than 17 million consumer receivable accounts.

“We are pleased to continue supporting Oportun's growth and its work to meet increasing demand for affordable and inclusive consumer loans," said John Lundquist, Partner, Specialty Finance at Castlelake. "Further, we believe this transaction enables Castlelake to provide its investors with interesting exposure to high quality assets and participate in Oportun's financial inclusion mission."

About Oportun
Oportun (Nasdaq: OPRT) is a mission-driven fintech that puts its 2 million members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $16.6 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.
About Castlelake
Castlelake, L.P. is a global alternative investment manager focused on investments in real assets, specialty finance and aviation across the risk spectrum, from value-oriented to income and investment grade credit. Founded in 2005, Castlelake manages approximately $22 billion of assets. The Castlelake team comprises approximately 230 experienced professionals, including 80 investment professionals, across seven offices in North America, Europe and Asia. For more information, please visit https://www.castlelake.com/.
Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to continued demand for Oportun’s personal loan production among institutional investors are forward-looking statements. Many, but not all, of these statements can be identified by terms such as “expect,” “plan,” “anticipate,” “project,” "outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,”

“likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. The forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.
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Oportun Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Oportun Media Contact
Usher Lieberman
(650) 769-9414
usher.lieberman@oportun.com

Prosek Partners for Castlelake
Josh Clarkson/Remy Marin
+1 212 279 3115
jclarkson@prosek.com / rmarin@prosek.com

Castlelake Media Relations
media.relations@castlelake.com